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                                                                       EXHIBIT 5

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

    This Amendment to Registration Rights Agreement dated as of August 13, 1997 (this "Amendment") amends that certain Registration Rights Agreement dated as of November 30, 1995 (the "Agreement") and is entered into between Layne Christensen Company (formerly known as Layne, Inc.), a Delaware corporation (the "Issuer"), and Marley Holdings, L.P., a Delaware limited partnership ("Marley"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement, except as otherwise modified by this Amendment.

                                    RECITALS

    WHEREAS, Marley intends to distribute to its partners the Registrable Securities held by Marley as of the date hereof (the "Distribution") in connection with an offering of Common Stock by the Issuer and certain selling stockholders pursuant to a Registration Statement on Form S-2 (File No. 333-29581) (the "Offering");

    WHEREAS, Section 12(d) of the Agreement provides that the Agreement, including without limitation all registration rights in connection with the ownership of all or a portion of the Registrable Securities pursuant to Sections 3 and 4 thereof, shall inure to the benefit of and be binding upon the successors and assigns of each of the Issuer and the Investor, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities held by the Investor; and

    WHEREAS, Marley and the Issuer desire to confirm their interpretation of the Agreement with respect to the manner in which certain matters will be treated under the Agreement after the Distribution and Offering;

    NOW, THEREFORE, the parties agree as follows:

        1. EFFECTIVE DATE. This Amendment shall take effect immediately upon the closing of the Offering. The Agreement, as amended hereby, shall otherwise remain in full force and effect.

        2. ACKNOWLEDGMENT OF DISTRIBUTION; HOLDERS. The Issuer confirms its knowledge of the Distribution and agrees that each current and former partner of Marley (whether or not Marley shall continue in existence), and each subsequent successor or assign thereof, for as long as such Person shall hold Registrable Securities, shall be considered a "Holder" for purposes of the Agreement; provided, that as to any transfer of Registrable Securities that occurs after the Distribution, the Issuer is notified in writing of (i) the name and address of such transferee and (ii) the number of Registrable Securities held by the transferee.

        3. AMENDED AND RESTATED DEFINITIONS. The definition of "Initiating Holders" and "Investors" set forth in Section 1 of the Agreement shall be amended and restated to read as follows:

           "INITIATING HOLDERS: Either (i) the Holder(s) owning a majority of the Registrable Securities that are then owned by the successors and assigns of Marley collectively or, (ii) if the requirements of Section 4.4(b) of the Stockholders Agreement are fully complied with, Minority Stockholders (as defined in the Stockholders Agreement) owning a majority of the Registrable Stock (as defined in the Stockholders Agreement)."

           "INVESTOR: The former partners of Marley and any of their successors or assigns who hold Registrable Securities, collectively; provided however, that for purposes of Section 6 and 12(b) of the Agreement, "INVESTOR" shall mean Marley G.P., Inc. or its designee or assignee."

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        4. AMENDED DEFINITION. The definition of "Registrable Securities" set forth in Section 1 of the Agreement shall be amended by deleting the phrase "held by the Investor" in the first line and replacing the same with "issued in August 1992 to Marley."

        5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to constitute an original Amendment when delivered, and all of which shall constitute one Amendment. The execution of one counterpart by any party shall have the same effect as if that party had signed all other counterparts.

    IN WITNESS WHEREOF, the parties have executed this Amendment through their duly authorized representatives as set forth below:

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
LAYNE CHRISTENSEN COMPANY

                                               MARLEY HOLDINGS, L.P.

                                               By: Marley G.P., Inc.
                                               Its General Partner

Signature: /s/ KENT B. MAGILL

--------------------------------------------   Signature: /s/ SALVATORE BADALAMENTI
Printed Name: Kent B. Magill                   --------------------------------------------
Title: VICE PRESIDENT, GENERAL COUNSEL AND     Printed Name: Salvatore Badalamenti
SECRETARY                                      Title: PRESIDENT
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